UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 7, 2009

NILE THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

115 Sansome Street, Suite 310

San Francisco, California 94104

(Address of Principal Executive Offices) (Zip Code)

(415) 875-7880

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 7, 2009, Nile Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with various accredited investors pursuant to which the Company agreed to sell in a private placement (the “Offering”) an aggregate of 2,691,394 shares of its common stock (the “Shares”) and five-year warrants (the “Warrants”) to purchase an equal number of additional shares of common stock (the “Warrant Shares”). The purchase price for each unit of one Share and one Warrant is $1.25. The sale of the Shares and Warrants will result in aggregate gross proceeds of approximately $3.37 million, before deducting expenses.

The Purchase Agreement provides that the Warrants will be evidenced by three separate certificates, which collectively will represent the right to purchase a number of Warrant Shares equal to the number of Shares purchased in the Offering, as follows:

•

A Warrant representing the right to purchase 25% of the Warrant Shares at an exercise price equal to $1.25, which represents 110% of the $1.14 consolidated closing bid price of the Company’s common stock on July 7, 2009 (the “Closing Bid Price”);

•	A Warrant representing the right to purchase 25% of the Warrant Shares at an exercise price equal to $1.71, which represents 150% of the Closing Bid Price; and

•	A Warrant representing the right to purchase 50% of the Warrant Shares at an exercise price equal to $2.28, which represents 200% of the Closing Bid Price.

The Warrants are redeemable by the Company, at a redemption price of $0.001 per Warrant Share, upon 30 days’ notice, if at any time, the volume weighted average price of the common stock for any 20 consecutive business days is equal to or greater than 200% of the then applicable exercise price of the Warrants.

Pursuant to the Purchase Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission in order to register the resale of the Shares and Warrant Shares. In the event the Company does not file the registration statement within 60 days following the closing of the Offering, the Company has agreed to pay liquidated damages to the investors in the amount of 1% of such investor’s aggregate investment amount each month until the registration statement is filed.

In connection with the Offering, the Company engaged Riverbank Capital Securities, Inc. to serve as placement agent (the “Placement Agent”). The Placement Agent will not be paid a cash commission for its services in connection with the Offering. However, the Company has agreed to issue to the Placement Agent, or its authorized designees, warrants (the “Placement Warrants”) to purchase 218,300 shares of the Company’s common stock, which represents 10% of the Shares sold in the Offering, but excluding Shares sold to (i) the Company’s directors and executive officers, (ii) employees of the Placement Agent, or (iii) investors referred to the Company by one of the Company’s executive officers. The Placement Warrants will be in substantially the same form as the Warrants issued to the purchasers, except that the Placement Warrants will have an exercise price equal to 110% of the Closing Bid Price and will provide for cashless (net) exercise. The Company has also agreed to pay the Placement Agent a non-accountable expense allowance equal to $50,000 to cover expenses incurred by the Placement Agent in providing the services related to the Offering.

Peter M. Kash, the Company’s Chairman, Joshua A. Kazam, the Company’s President and Chief Executive Officer, and David Tanen, the Company’s Secretary, each of whom also serves on the Board of Directors of the Company, are each officers of and collectively control the Placement Agent. Messrs. Kash, Kazam and Tanen may be allocated a portion of the Placement Warrants issuable to the Placement Agent. In light of the relationship between Messrs. Kash, Kazam and Tanen and the Placement Agent, the selection of the Placement Agent and the terms of the engagement were reviewed and approved by a special committee of the Company’s Board consisting of Pedro Granadillo, Paul Mieyal and Gregory Schaefer, none of whom has any interest or other relationship in the Placement Agent or its affiliates.

Among the investors who are parties to the Purchase Agreement are Messrs. Kazam, Kash and Daron Evans, the Company’s Chief Financial Officer, who have agreed to purchase Shares and Warrants for an aggregate purchase price of $250,000, $125,000 and $5,000, respectively. Notwithstanding the $1.25 per unit purchase price applicable to non-affiliated investors, the per unit purchase price paid by Messrs. Kazam, Kash and Evans will be $1.265, which represents the sum of the Closing Bid Price plus $0.125 for each Warrant Share underlying the Warrants to be issued to such persons.

The form of Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 3.02.

The Shares and Warrants, as well as the Placement Warrants, to be sold and issued in connection with the Offering will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) at the time of sale, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these issuances, the Company is relying on the exemption from federal registration under Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder, based on the Company’s belief that the offer and sale of the Shares, Warrants and Placement Warrants have and will not involve a public offering, as each purchaser of such securities was an “accredited investor” and no general solicitation has been involved in connection with the Offering.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2009, the Company’s Board of Directors awarded to Hsiao Lieu, M.D., the Company’s Vice President, Clinical Research, a 10-year option to purchase 150,000 shares of the Company’s common stock at an exercise price equal to $1.14 per share. The stock option award was made pursuant to the Company’s Amended and Restated 2005 Stock Option Plan and will vest in accordance with the same criteria applicable to the option issued to Two River Consulting, LLC, as described under Item 1.01 of the Company’s Current Report on Form 8-K filed on June 25, 2009. The Company also awarded Dr. Lieu an additional performance cash bonus of $30,000, which will be paid pursuant to the same criteria as the new options. In addition, the Company and Dr. Lieu agreed to amend the terms of Dr. Lieu’s employment with the Company. As agreed, Dr. Lieu will now be employed on a part-time (50%) basis and his annual base salary will be reduced by 50% to $125,000, and his annual employee performance bonus potential will be reduced by 50% for the remainder of the 2009 calendar year.

Item 8.01.	Other Events.

On July 7, 2009, prior to the entry into the Purchase Agreement described under Item 1.01, above, Mr. Kash resigned from the Audit Committee of the Company’s Board of Directors and the Board thereafter appointed Pedro Granadillo to fill the vacancy caused by such resignation. Mr. Kash will continue to serve as the Company’s Chairman.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement entered into among the Company and various accredited investors on July 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NILE THERAPEUTICS, INC.

Date: July 13, 2009	By:	/s/ Daron Evans
Daron Evans
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement entered into among the Company and various accredited investors on July 7, 2009.

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